Post-Qualification Offering Circular Amendment No. 36

File No. 024-10496

PART II

OFFERING CIRCULAR

 Groundfloor Finance Inc.

20 Series of Limited Recourse Obligations

Totaling $2,654,860

Dated: November 10, 2016

This Post-Qualification Offering Circular Amendment No. 36 (this “Offering Circular Amendment No. 36”) amends the offering circular of Groundfloor Finance Inc, dated December 8, 2015, as qualified on December 15, 2015, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. See “Incorporation by Reference of Offering Circular” below.

This Offering Circular Amendment No. 36 relates to the offer and sale (the “Offering”) of up to an additional $2,654,860 in aggregate amount of Limited Recourse Obligations (the “LROs”) consisting of 20 separate series of LROs to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 2170, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is PO Box 79346, Atlanta, GA 30357. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer.

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” beginning on page 4 and page 91 of the Offering Circular, “The LROS Covered by this Offering Circular,” and “Project Summaries” below for the specific terms of the 20 series of LROs covered by this Offering Circular Amendment No. 36.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 16 of the Offering Circular.

We will commence offering each series of LROs promptly after the date this Offering Circular Amendment No. 36 is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular Amendment No. 36 will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular Amendment No. 36 shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10.00	N/A	$10.00	N/A
Total Minimum	$30,000	N/A	$30,000	N/A
Total Maximum	$2,654,860	N/A	$2,654,860	N/A

(1) We estimate all expenses for this Offering to be approximately $4,500, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular Amendment No. 36.

Incorporation by Reference of Offering Circular

The Offering Circular, including this Offering Circular Amendment No. 36, is part of an offering statement (File No. 024-10496) that we filed with the Securities and Exchange Commission (the “Commission”). We hereby incorporate by reference into this Offering Circular Amendment No. 36 all of the information (i) contained in Part II of the Offering Circular, to the extent not otherwise modified or replaced by offering circular supplement and/or post-qualification amendment, including the form of LRO Agreement beginning on page LRO-1 thereof; (ii) contained in Post-Qualification Amendment No. 11 to the Offering Circular, including the Financial Statements beginning on page F-1 thereof; (iii) contained in Post-Qualification Amendment No. 31 to the Offering Circular, including the Financial Statements beginning on page F-25 thereof; (iv) contained in Offering Circular Supplement No. 10 to the Offering Circular, until such time as Post-Qualification Amendment No. 34, or another post-qualification amendment containing substantially similar information, is qualified by order of the Commission; (v) contained in Post-Qualification Amendment No. 34 to the Offering Circular (upon order of qualification by the Commission), and (vi) contained in Offering Circular Supplement No. 11 to the Offering Circular. Note that any statement that we make in this Offering Circular Amendment No. 36 (or have made in the Offering Circular) will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement or post-qualification amendment.

The LROS Covered by this Offering Circular

The following tabular information is added under “The LROs Covered by this Offering Circular” on page 10 and page 100 of the Offering Circular:

Series of LRO/Project Name: 454 Dunbar Street Southwest, Atlanta, GA 30310
Developer (borrowing entity): Gold Properties, LLC
Aggregate Purchase Amount of the LRO: $30,000	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 454 Dunbar Street Southwest, Atlanta, GA 30310	• Loan Principal: $30,000 • Interest Rate: 9.6% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 159 Lawton Street Southwest, Atlanta, GA 30314
Developer (borrowing entity): Bolden Capital Group LLC
Aggregate Purchase Amount of the LRO: $44,600	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 159 Lawton Street Southwest, Atlanta, GA 30314	• Loan Principal: $44,600 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 147 Lawton Street Southwest, Atlanta, GA 30314
Developer (borrowing entity): Bolden Capital Group LLC
Aggregate Purchase Amount of the LRO: $44,600	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 147 Lawton Street Southwest, Atlanta, GA 30314	• Loan Principal: $44,600 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 22027 Stephens Street, Saint Clair Shores, MI 48080
Developer (borrowing entity): Skybase Group, LLC
Aggregate Purchase Amount of the LRO: $67,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 22027 Stephens Street, Saint Clair Shores, MI 48080	• Loan Principal: $67,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2971 Creighton Road, Pensacola, FL 32504
Developer (borrowing entity): H&M Estates LLC
Aggregate Purchase Amount of the LRO: $68,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2971 Creighton Road, Pensacola, FL 32504	• Loan Principal: $68,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 110 Teal Court, Roswell, GA 30076
Developer (borrowing entity): Richrist LLC
Aggregate Purchase Amount of the LRO: $68,500	Expected Return Rate of the LRO: 7.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 110 Teal Court, Roswell, GA 30076	• Loan Principal: $68,500 • Interest Rate: 7.4% and Grade: A • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 411 Cardinal Road, Jacksonville, NC 28546
Developer (borrowing entity): Blue Skye Properties LLC
Aggregate Purchase Amount of the LRO: $72,900	Expected Return Rate of the LRO: 9.6% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 411 Cardinal Road, Jacksonville, NC 28546	• Loan Principal: $72,900 • Interest Rate: 9.6% and Grade: B • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1484 Springleaf Circle Southeast, Smyrna, GA 30080
Developer (borrowing entity): The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust
Aggregate Purchase Amount of the LRO: $88,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1484 Springleaf Circle Southeast, Smyrna, GA 30080	• Loan Principal: $88,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2628 Pennsylvania Avenue, Dallas, TX 75215
Developer (borrowing entity): Sherwood Forest Reality
Aggregate Purchase Amount of the LRO: $100,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 2628 Pennsylvania Avenue, Dallas, TX 75215	• Loan Principal: $100,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 908 Duke Street, Georgetown, SC 29440
Developer (borrowing entity): Brads Plumbing and Building LLC
Aggregate Purchase Amount of the LRO: $106,100	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 908 Duke Street, Georgetown, SC 29440	• Loan Principal: $106,100 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1215 Broadway Avenue, Bremerton, WA 98337
Developer (borrowing entity): Granquist Holdings LLC
Aggregate Purchase Amount of the LRO: $110,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 1215 Broadway Avenue, Bremerton, WA 98337	• Loan Principal: $110,000 • Interest Rate: 13.4% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 113 Pinecrest Drive, Fayetteville, NC 28305
Developer (borrowing entity): Nicholas Alan Green Renovations Co.
Aggregate Purchase Amount of the LRO: $113,100	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 113 Pinecrest Drive, Fayetteville, NC 28305	• Loan Principal: $113,100 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 2 Pinehurst Drive, Caswell Beach, NC 28465
Developer (borrowing entity): US Academy of Medical Sciences Inc.
Aggregate Purchase Amount of the LRO: $166,060	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 2 Pinehurst Drive, Caswell Beach, NC 28465	• Loan Principal: $166,060 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 4910 Macleay Road Southeast, Salem, OR 97317
Developer (borrowing entity): Pathfinder Properties LLC
Aggregate Purchase Amount of the LRO: $180,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 4910 Macleay Road Southeast, Salem, OR 97317	• Loan Principal: $180,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5642-5648 Estates Court, Norcross, GA 30093
Developer (borrowing entity): TXO Investment Group LLC
Aggregate Purchase Amount of the LRO: $189,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5642-5648 Estates Court, Norcross, GA 30093	• Loan Principal: $189,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5553-5559 Estates Court, Norcross, GA 30093
Developer (borrowing entity): TXO Investment Group LLC
Aggregate Purchase Amount of the LRO: $189,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 5553-5559 Estates Court, Norcross, GA 30093	• Loan Principal: $189,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1465 South Gordon Street Southwest, Atlanta, GA 30310
Developer (borrowing entity): Dumvivi LLC
Aggregate Purchase Amount of the LRO: $206,500	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 1465 South Gordon Street Southwest, Atlanta, GA 30310	• Loan Principal: $206,500 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 5225 Fox Hill Drive Northwest, Norcross, GA 30092
Developer (borrowing entity): American Support Service LLC
Aggregate Purchase Amount of the LRO: $245,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 9 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 5225 Fox Hill Drive Northwest, Norcross, GA 30092	• Loan Principal: $245,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 9 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 818-822 Hillside Avenue, Plainfield, NJ 07060
Developer (borrowing entity): Golden Crest Investment Group
Aggregate Purchase Amount of the LRO: $255,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 818-822 Hillside Avenue, Plainfield, NJ 07060	• Loan Principal: $255,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 217 Surf Road, Melbourne Beach, FL 32951
Developer (borrowing entity): LaCroix Limited
Aggregate Purchase Amount of the LRO: $311,500	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 217 Surf Road, Melbourne Beach, FL 32951	• Loan Principal: $311,500 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

For purposes of the Offering, all references to the aggregate amount of LROs to be offered and sold in the Offering shall be deemed to refer to $2,654,860 and the number of series of LROs covered by the Offering shall be deemed to refer to the 20 separate series of LROs covered by this Offering Circular Amendment No. 36, corresponding to the same number of Projects for which we intend to extend Loans.

Plan of Distribution

The following disclosure is added on page 102 of the Offering Circular under the table included under “Plan of Distribution”:

The table below lists the additional 20 Projects covered by this Offering Circular Amendment No. 36 for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LROs/Project	Aggregate Purchase Amount/Loan Principal
454 Dunbar Street Southwest, Atlanta, GA 30310	$30,000
159 Lawton Street Southwest, Atlanta, GA 30314	44,600
147 Lawton Street Southwest, Atlanta, GA 30314	44,600
22027 Stephens Street, Saint Clair Shores, MI 48080	67,000
2971 Creighton Road, Pensacola, FL 32504	68,000
110 Teal Court, Roswell, GA 30076	68,500
411 Cardinal Road, Jacksonville, NC 28546	72,900
1484 Springleaf Circle Southeast, Smyrna, GA 30080	88,000
2628 Pennsylvania Avenue, Dallas, TX 75215	100,000
908 Duke Street, Georgetown, SC 29440	106,100
1215 Broadway Avenue, Bremerton, WA 98337	110,000
113 Pinecrest Drive, Fayetteville, NC 28305	113,100
2 Pinehurst Drive, Caswell Beach, NC 28465	166,060
4910 Macleay Road Southeast, Salem, OR 97317	180,000
5642-5648 Estates Court, Norcross, GA 30093	189,000
5553-5559 Estates Court, Norcross, GA 30093	189,000
1465 South Gordon Street Southwest, Atlanta, GA 30310	206,500
5225 Fox Hill Drive Northwest, Norcross, GA 30092	245,000
818-822 Hillside Avenue, Plainfield, NJ 07060	255,000
217 Surf Road, Melbourne Beach, FL 32951	311,500
Total	$2,654,860

Project Summaries

Each Project Summary attached below is included in the Offering Circular following page PS-176.

PROJECT SUMMARIES FOR OFFERING CIRCULAR AMENDMENT NO. 36

PROJECT SUMMARY | 454 DUNBAR STREET SOUTHWEST, ATLANTA, GA 30310 A Rate Projected Term Loan to ARV Loan Amount Investors 9.6% 12 months 17.5% $30,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $30,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Gold Properties, LLC Michaela Graham - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $171,000 $96,000 Total Project Costs $75,000 GROUNDFLOOR $30,000 $45,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $15,000 Loan To ARV 17.5% Purchase Date 10/14/2015 Loan To Total Project Cost 40.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 6 10 Quality of Valuation Report 3 4 Skin-in-the-Game 10 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $171,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 454 DUNBAR STREET SOUTHWEST, ATLANTA, GA 30310 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The Borrower has not undertaken any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GOLD PROPERTIES, LLC DATE OF FORMATION* 08/13/2002 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $15K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 0.0% PRINCIPAL Michaela Graham FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 10 $72K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $45K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 159 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314 B Rate Projected Term Loan to ARV Loan Amount Investors 9.6% 12 months 59.1% $44,600 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $44,600 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Bolden Capital Group LLC Edward Bolden - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $75,000 $26,000 Total Project Costs $49,500 GROUNDFLOOR $44,600 $4,900 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $45,000 Loan To ARV 59.1% Purchase Date TBD Loan To Total Project Cost 90.1% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $75,500 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 159 LAWTON STREET SOUTHWEST, ALTANTA, GA 30314 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BOLDEN CAPITAL GROUP LLC DATE OF FORMATION* 01/15/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $600K $0 3 $50.4K Unsold Inventory Aged Inventory Gross Margin% 0 0 30.55% PRINCIPAL Edward Bolden FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 3 $150K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 147 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314 B Rate Projected Term Loan to ARV Loan Amount Investors 9.6% 12 months 59.5% $44,600 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $44,600 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Bolden Capital Group LLC Edward Bolden - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $75,000 $25,500 Total Project Costs $49,500 GROUNDFLOOR $44,600 $4,900 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $45,000 Loan To ARV 59.5% Purchase Date TBD Loan To Total Project Cost 90.1% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $75,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 147 LAWTON STREET SOUTHWEST, ATLANTA, GA 30314 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BOLDEN CAPITAL GROUP LLC DATE OF FORMATION* 01/15/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $600K $0 3 $50.4K Unsold Inventory Aged Inventory Gross Margin% 0 0 30.55% PRINCIPAL Edward Bolden FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 3 $150K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $100K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 22027 STEPHENS STREET, SAINT CLAIR SHORES, MI 48080 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 65.0% $67,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $67,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Skybase Group, LLC Jerome Mickelson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $103,100 $22,200 Total Project Costs $80,900 GROUNDFLOOR $67,000 $13,900 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $54,900 Loan To ARV 65.0% Purchase Date 07/22/2016 Loan To Total Project Cost 82.8% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 5 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $103,100 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 22027 STEPHENS STREET, SAINT CLAIR SHORES, MI 48080 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower purchased the property for $54,900 and intends to use $41,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $13,900 that is tied up in the project after completion of our loan. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SKYBASE GROUP, LLC DATE OF FORMATION* 02/09/2011 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $200.5K $0 1 $48K Unsold Inventory Aged Inventory Gross Margin% 0 0 32.42% PRINCIPAL Jerome Mickelson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $800K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $129K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2971 CREIGHTON ROAD, PENSACOLA, FL 32504 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 64.8% $68,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $68,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER H&M Estates LLC Mark Haberle - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $105,000 $28,500 Total Project Costs $76,500 GROUNDFLOOR $68,000 $8,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $57,500 Loan To ARV 64.8% Purchase Date TBD Loan To Total Project Cost 88.9% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $105,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2971 CREIGHTON ROAD, PENSACOLA, FL 32504 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. H&M ESTATES LLC DATE OF FORMATION* 10/08/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Mark Haberle FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $100K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $70K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 110 TEAL COURT, ROSWELL, GA 30076 A Rate Projected Term Loan to ARV Loan Amount Investors 7.4% 12 months 44.2% $68,500 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $68,500 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Richrist LLC Richard Pay- principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $155,000 $24,000 Total Project Costs $131,000 GROUNDFLOOR $68,500 $62,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $121,000 Loan To ARV 44.2% Purchase Date TBD Loan To Total Project Cost 52.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 6 10 Quality of Valuation Report 3 4 Skin-in-the-Game 10 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $155,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 110 TEAL COURT, ROSWELL, GA 30076 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. RICHRIST LLC DATE OF FORMATION* 10/10/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 0.0% PRINCIPAL Richard Pay FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 2 $168K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $110K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 411 CARDINAL ROAD, JACKSONVILLE, NC 28546 B Rate Projected Term Loan to ARV Loan Amount Investors 9.6% 12 months 60.8% $72,900 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $72,900 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Blue Skye Properties LLC Eileen ONeill- principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $120,000 $39,000 Total Project Costs $81,000 GROUNDFLOOR $72,900 $8,100 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $60,000 Loan To ARV 60.8% Purchase Date TBD Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $120,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 411 CARDINAL ROAD, JACKSONVILLE, NC 28546 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BLUE SKYE PROPERTIES LLC DATE OF FORMATION* 02/11/2014 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $110K $66K 2 $232.9K Unsold Inventory Aged Inventory Gross Margin% 0 0 37.03% PRINCIPAL Eileen O’Neill FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 2 0 2 $125K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $80K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1484 SPRINGLEAF CIRCLE SOUTHEAST, SMYRNA, GA 30080 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 63.8% $88,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $88,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER The Bryan Kelby Crabtree and Bethea Anne Crabtree Joint Living Trust Bryan Crabtree - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $138,000 $37,500 Total Project Costs $100,500 GROUNDFLOOR $88,000 $12,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $80,500 Loan To ARV 63.8% Purchase Date 09/12/2016 Loan To Total Project Cost 87.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 4 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $138,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1484 SPRINGLEAF CIRCLE SOUTHEAST, SMYRNA, GA 30080 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower purchased the property for $80,500 and intends to use $68,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $12,500 that is tied up in the project after completion of our loan. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. THE BRYAN KELBY CRABTREE AND BETHEA ANNE CRABTREE JOINT LIVING TRUST DATE OF FORMATION* 10/01/2010 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $1.9M $0 4 $390K Unsold Inventory Aged Inventory Gross Margin% 0 0 34.62% PRINCIPAL BRYAN Crabtree FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 5 $115K On Time Repayment Average Project Time Average Total Project Costs N/A 6 months $105K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2628 PENNSYLVANIA AVENUE, DALLAS, TX 75215 D Rate Projected Term Loan to ARV Loan Amount Investors 16% 9 months 60.6% $100,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $100,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Sherwood Forest Reality Clinton Eaton – principle INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $165,000 $39,800 Total Project Costs $125,200 GROUNDFLOOR $100,000 $25,200 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $15,000 Loan To ARV 60.6% Purchase Date 05/23/2016 Loan To Total Project Cost 79.9% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 2 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $165,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2628 PENNSYLVANIA AVENUE, DALLAS, TX 75215 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken any project in the past year. As such, the Borrower’s average revenue, cost, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SHERWOOD FOREST REALITY DATE OF FORMATION* 04/05/2004 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $41.4K $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 0.0% PRINCIPAL Clinton Eaton FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $87K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $52K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 908 DUKE STREET, GEORGETOWN, SC 29440 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 58.9% $106,100 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $106,100 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Brads Plumbing and Building LLC Samuel Bonds - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $180,000 $71,400 Total Project Costs $108,600 GROUNDFLOOR $106,100 $2,500 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $0 Loan To ARV 58.9% Purchase Date 12/28/2015 Loan To Total Project Cost 97.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 1 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $180,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 908 DUKE STREET, GEORGETOWN, SC 29440 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken or completed any projects in the past year. As such, the Borrower’s average revenue, costs and margins cannot be calculated. The Borrower is also a general contractor, and the financial information in the Borrower Summary reflects revenue form this line of work. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. BRADS PLUMBING AND BUILDING LLC DATE OF FORMATION* 04/15/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $332.2K Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Samuel Bradford Bonds FOCUS Other GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 0 $0 On Time Repayment Average Project Time Average Total Project Costs N/A 0 months $0 THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1215 BROADWAY AVENUE, BREMERTON, WA 98337 D Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 66.7% $110,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $110,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Granquist Holdings LLC Paula Granquist - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $165,000 $25,000 Total Project Costs $140,000 GROUNDFLOOR $110,000 $30,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $83,000 Loan To ARV 66.7% Purchase Date 07/01/2016 Loan To Total Project Cost 78.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 3 4 Skin-in-the-Game 6 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $165,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1215 BROADWAY AVENUE, BREMERTON, WA 98337 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower purchased the property for $83,000 and intends to use $53,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $30,000 that is tied up in the project after completion of our loan. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GRANQUIST HOLDINGS LLC DATE OF FORMATION* 01/01/2012 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $900K $0 3 $400K Unsold Inventory Aged Inventory Gross Margin% 0 0 40.0% PRINCIPAL Paula Granquist FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $200K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $119K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 113 PINECREST DRIVE, FAYETTEVILLE, NC 28305 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 59.5% $113,100 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $113,100 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Nicholas Alan Green Renovations Co. Anthony Johnson - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $190,000 $51,900 Total Project Costs $138,100 GROUNDFLOOR $113,100 $25,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $85,000 Loan To ARV 59.5% Purchase Date TBD Loan To Total Project Cost 81.9% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 3 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $190,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 113 PINECREST DRIVE, FAYETTEVILLE, NC 28305 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. NICHOLAS ALAN GREEN RENOVATIONS CO. DATE OF FORMATION* 02/04/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $500K $0 5 $158K Unsold Inventory Aged Inventory Gross Margin% 0 0 32.28% PRINCIPAL Steven Develvis FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 10 $115K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $80K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 2 PINEHURST DRIVE, CASWELL BEACH, NC 28465 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 60.4% $166,060 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $166,060 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER US Academy of Medical Sciences Inc Alexander Everest - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $275,000 $78,700 Total Project Costs $196,300 GROUNDFLOOR $166,060 $30,240 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $179,900 Loan To ARV 60.4% Purchase Date TBD Loan To Total Project Cost 84.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 4 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $275,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 2 PINEHURST DRIVE, CASWELL BEACH, NC 28465 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. US ACADEMY OF MEDICAL SCIENCES INC DATE OF FORMATION* 07/01/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Alexander Everest FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 1 $360K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $310K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 4910 MACLEAY ROAD SOUTHEAST, SALEM, OR 97317 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 64.3% $180,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $180,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Pathfinder Properties LLC Jonathan Joling - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $280,000 $69,000 Total Project Costs $211,000 GROUNDFLOOR $180,000 $31,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $136,000 Loan To ARV 64.3% Purchase Date TBD Loan To Total Project Cost 85.3% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $280,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 4910 MACLEAY ROAD SOUTHEAST, SALEM, OR 97317 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower is a new entity and does not have any assets or operating history. Please consult the offering circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. PATHFINDER PROPERTIES LLC DATE OF FORMATION* 05/31/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Jon Joling FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 5 $255K On Time Repayment Average Project Time Average Total Project Costs N/A 5 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5642-5648 ESTATES COURT, NORCROSS, GA 30093 D Rate Projected Term Loan to ARV Loan Amount Investors 16% 12 months 64.1% $189,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $189,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TXO Investment Group LLC Elijah Thompson – principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $295,000 $85,000 Total Project Costs $210,000 GROUNDFLOOR $189,000 $21,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $207,000 Loan To ARV 64.1% Purchase Date TBD Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $295,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5642-5648 ESTATES COURT, NORCROSS, GA 30093 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TXO INVESTMENT GROUP LLC DATE OF FORMATION* 02/01/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Elijah Thompson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 8 $60K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $35K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5553-5559 ESTATES COURT, NORCROSS, GA 30093 Rate Projected Term Loan to ARV Loan Amount Investors 16% 12 months 64.1% $189,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $189,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER TXO Investment Group LLC Elijah Thompson - principle INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $295,000 $85,000 Total Project Costs $210,000 GROUNDFLOOR $189,000 $21,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $207,000 Loan To ARV 64.1% Purchase Date TBD Loan To Total Project Cost 90.0% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $295,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5553-5559 ESTATES COURT, NORCROSS, GA 30093 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower is a new entity and does not have any assets or operating history. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. TXO INVESTMENT GROUP LLC DATE OF FORMATION* 02/01/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Elijah Thompson FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 8 $60K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $35K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 1465 SOUTH GORDON STREET SOUTHWEST, ATLANTA, GA 30310 D Rate Projected Term Loan to ARV Loan Amount Investors 16% 12 months 60.7% $206,500 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $206,500 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Dumvivi LLC Cathleen Lawla - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $340,000 $108,500 Total Project Costs $231,500 GROUNDFLOOR $206,500 $25,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $180,000 Loan To ARV 60.7% Purchase Date TBD Loan To Total Project Cost 89.2% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $340,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 1465 SOUTH GORDON STREET SOUTHWEST, ATLANTA, GA 30310 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the borrower’s skin-in-the-game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower is a new entity and does not have any assets or operating history. Please consult the offering circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. DUMVIVI LLC DATE OF FORMATION* 09/22/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 0.0% PRINCIPAL Cathleen Lawla FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 25 $260K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $175K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 5225 FOX HILL DRIVE NORTHWEST, NORCROSS, GA 30092 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 9 months 60.6% $245,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Renovation First Lien $245,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER American Support Service LLC Matilda Gray - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $416,000 $141,000 Total Project Costs $275,000 GROUNDFLOOR $252,000 $23,0000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $210,000 Loan To ARV 60.6% Purchase Date 08/20/2015 Loan To Total Project Cost 91.6% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 5 10 Quality of Valuation Report 4 4 Skin-in-the-Game 1 10 Location 4 8 Borrower Experience 3 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $416,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 5225 FOX HILL DRIVE NORTHWEST, NORCROSS, GA 30092 The Borrower intends to use the loan proceeds to complete a renovation to the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The property was purchased for $210,000. The Borrower intends to use $187,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the Borrower is only receiving a “Skin-in-the-Game” score for the remaining $23,000 that is tied up in the project after completion of our loan. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. AMERICAN SUPPORT SERVICE LLC DATE OF FORMATION* 01/22/2015 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $1.1M $535K 4 $423K Unsold Inventory Aged Inventory Gross Margin% 0 0 33.81% PRINCIPAL Matilda Gray FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 3 $269K On Time Repayment Average Project Time Average Total Project Costs N/A 4 months $180K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 818-822 HILLSIDE AVENUE, PLAINFIELD, NJ 07060 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 68.0% $255,000 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $255,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER Golden Crest Investment Group Chris Delgado - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $375,000 $90,000 Total Project Costs $285,000 GROUNDFLOOR $255,000 $30,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $200,000 Loan To ARV 68.0% Purchase Date TBD Loan To Total Project Cost 89.5% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 2 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $375,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 818-822 HILLSIDE AVENUE, PLAINFIELD, NJ 07060 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower intends to sell the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the Borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the Borrower will close on the acquisition at this price. However, the Borrower’s Skin-in-the-Game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. The Borrower has not undertaken any project in the past year. As such, the Borrower’s average revenue, costs, and margins cannot be calculated. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GOLDEN CREST INVESTMENT GROUP DATE OF FORMATION* 01/08/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $0 $0 0 $0 Unsold Inventory Aged Inventory Gross Margin% 0 0 N/A PRINCIPAL Chris Delgado FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 1 0 5 $450K On Time Repayment Average Project Time Average Total Project Costs N/A 7 months $300K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY | 217 SURF ROAD, MELBOURNE, FL 32951 C Rate Projected Term Loan to ARV Loan Amount Investors 13.4% 12 months 69.2% $311,500 0 Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $311,500 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER LaCroix Limited Wayne Walton – principle INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW After Repair Value (ARV) $450,000 $73,500 Total Project Costs $376,500 GROUNDFLOOR $311,500 $65,000 0% Skin-in-the-Game First Lien Loan Cushion Purchase Price $325,000 Loan To ARV 69.2% Purchase Date TBD Loan To Total Project Cost 82.7% GRADE FACTORS The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score 4 10 Quality of Valuation Report 4 4 Skin-in-the-Game 3 10 Location 4 8 Borrower Experience 5 5 Borrower Commitment 1 1 VALUATION REPORTS As Complete (ARV) $450,000 Certified Independent Appraisal Broker’s Price Opinion Borrower Provided Appraisal Borrower Provided Comps PROPERTY DESCRIPTION Address: 217 SURF ROAD, MELBOURNE, FL 32951 The Borrower intends to use the loan proceeds to purchase and renovate the property. Upon completion, the Borrower plans to refinance the property to repay the Groundfloor loan. INVEST NOW Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the borrower’s skin-in-the-game will not change regardless of any changes to the closing price. The renovation of the property may be extensive, and therefore subject to delays and other unexpected issues. The renovation will require permitting, and permits may not be obtained on time or may be denied. The funding of this senior loan will be subject to a clean title search, and the resolution of any title or tax issues. Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. GROUNDFLOOR does not take a ‘spread’ on any part of the interest payments. Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR ‘Fees and Expenses’ in the Offering Circular. SEC FILING INFORMATION The series of LROs corresponding to this Project are offered pursuant to Post-Qualification Amendment No. 36 to the Offering Circular dated December 8, 2015 (each, as amended and supplemented from time to time), including the documents incorporated by reference therein. You may access and review these documents on the Internal Filings Directory located on our Platform. BORROWER SUMMARY UNLESS NOTED WITH A*, INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER’S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. LACROIX LIMITED DATE OF FORMATION* 01/25/2016 FINANCIAL DATA PROJECTS / REVENUE Reporting date: 09/30/16 Reporting period: 2015 Value of Properties Total Debt Completed Projects Revenue $650K $125K 3 $875K Unsold Inventory Aged Inventory Gross Margin% 0 0 44.8% PRINCIPAL Wayne Walton FOCUS Fix & Flip GROUNDFLOOR HISTORY * HISTORICAL AVERAGES Reporting period: three years ending 2015 Loans Funded Loans Repaid Completed Projects Per Year Average Project Revenue 0 0 6 $450K On Time Repayment Average Project Time Average Total Project Costs N/A 3 months $375K THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. Second Amended and Restated Articles of Incorporation		1-A/A	024-10496	2.1	November 25, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Amended and Restated Investors’ Rights Agreement		1-A/A	024-10496	3.1	November 25, 2015

3.2	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement		1-A/A	024-10496	N/A	December 8, 2015

6.1	Executive Employment Agreement with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreement with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.5	Form of Offer Letter for Officers and Key Employees		1-A POS	024-10440	6.5	September 29, 2016

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.8	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.9	Option Award Agreement for Ben Armstrong		1-A	024-10488	6.10	October 7, 2015

6.10	Option Award Agreement for Richard Tuley		1-A	024-10488	6.11	October 7, 2015

6.11	Option Award Agreement for Bruce Boehm		1-A	024-10488	6.12	October 7, 2015

			Incorporated by Reference
Exhibit Number	Exhibit Description (hyperlink)	Filed Herewith	Form	File No.	Exhibit	Filing Date

6.12	Form of Nonqualified Stock Option Agreement		1-A POS	024-10488	6.12	September 29, 2016

6.13	Form of Incentive Stock Option Agreement		1-A POS	024-10488	6.13	September 29, 2016

6.14	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.15	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.16	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.17	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.18	Series Seed Preferred Stock Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

6.19	Series A Preferred Stock Purchase Agreement		1-A/A	024-10496	6.18	November 25, 2015

6.20	Right of First Refusal and Co-Sale Agreement		1-A/A	024-10496	6.19	November 25, 2015

6.21	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.22	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney		1-A	024-10496	N/A	November 19, 2015

10.2	Power of attorney with new director		1-A/A	024-10496	N/A	November 25, 2015

11.1	Consent of Hughes Pitman & Gupton, LLP		1-A POS	024-10496	11.1	March 18, 2016

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 10, 2016.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary and Acting Chief Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	November 10, 2016
Brian Dally	(Principal Executive Officer)

/s/ Nick Bhargava	Executive Vice President, Secretary Acting Chief	November 10, 2016
Nick Bhargava	Financial Officer and Director (Principal Financial and Accounting Officer)

*	Director	November 10, 2016
Sergei Kouzmine

*	Director	November 10, 2016
Bruce Boehm

*	Director	November 10, 2016
Michael Olander Jr.

*	Director	November 10, 2016
Richard Tuley Jr.

*By:	/s/ Nick Bhargava
Nick Bhargava
Attorney-in-fact